Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

November 20, 2017

Black Knight, Inc.

601 Riverside Avenue
Jacksonville, Florida 32204

Ladies and Gentlemen:

We have acted as counsel to Black Knight, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment (the “Amendment”) to the Company’s Registration Statement on Form S-3 (File No. 333-217774) filed the date hereof (together with the Amendment, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the selling stockholders (the “Selling Stockholders”) to be identified in one or more prospectus supplements, from time to time, of an indeterminate number of (i) issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Outstanding Shares”) and (ii) shares of Common Stock that may be issued to the Selling Stockholders from time to time in the future (the “Additional Shares”, and, together with the Outstanding Shares, the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of common stock certificate of the Company and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

With respect to the Additional Shares, we have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Additional Shares are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission identifying the selling securityholders of the Additional Shares and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, and (iv) all Additional Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that, with respect to any Additional Shares to be offered and sold under the Registration Statement, at the time of issuance and delivery of such Additional Shares, (i) the issuance of such Additional Shares of Common Stock will have been permitted by, and will not have violated, the applicable certificate of incorporation of the Company, bylaws of the Company, the law of the State of Delaware or other applicable laws, or any agreement binding on the Company, in each case, at the time applicable, (ii) that the consideration payable for each Additional Shares will have been not less than the par value thereof and (iii) any Additional Shares being offered or issued issuable upon conversion, exercise or exchange of any Shares will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable and (ii) assuming that (a) the Board of Directors of the Company (the “Board”) will have taken prior to its issuance all necessary corporate action to authorize and approve the issuance of the Additional Shares to be sold under the Registration Statement and (b) payment for and delivery of such Additional Shares in accordance with the applicable definitive purchase or underwriting agreement or other agreement or plan approved by the Board, such Additional Shares will have been validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.  In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP